                                                                  Exhibit 2.2

                                                                  EXECUTION COPY

                               WARRANT AGREEMENT

      This WARRANT AGREEMENT (this "Agreement") is entered into as of August 31, 1995, by and among Manufacturers' Services Limited, a Delaware corporation (the "Company"), DLJ Merchant Banking Partners, L.P., a Delaware limited partnership ("DLJMBP"), DLJ International Partners, C.V., a Netherlands Antilles limited partnership ("DLJIP"), DLJ Offshore Partners, C.V., a Netherlands Antilles limited partnership ("DLJOP"), DLJ Merchant Banking Funding, Inc., a Delaware corporation ("DLJMBF" and, together with DLJMBP, DLJIP and DLJOP, the "DLJ Entities") and Bank of America National Trust and Savings Association ("Bank of America").

      A. The Company has issued to Bank of America on the date hereof a Stock Purchase Warrant, dated August 31, 1995, to purchase 512,030 shares of the Company's Common Stock, $.0O1 par value, (the "Common Stock") in the form of Exhibit A hereto. The Common Stock and all other classes of the Company's Common Stock are referred to collectively as the "Common Stock".

      B. The DLJ Entities, the Company and certain other Persons have entered into a Stockholders Agreement dated as of January 20, 1995 (the "Stockholders Agreement") relating to the Common Stock.

      C. The Company, the DLJ Entities and the Holder believe it is in their best interest to establish provisions for the future disposition of the Warrants and Common Stock issued and issuable upon exercise of the Warrants (the "Warrant Shares") now or hereafter legally or beneficially owned by a Warrantholder or a permitted transferee, to permit the Holders to become the beneficiary of certain provisions of the Stockholders Agreement and for certain other matters.

      NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

      Section 1. Restrictions on Transfer of the Warrants and Warrant Shares.

      (a) Restrictions on Transfer; Registration on the Books of the Company. No Warrantholder may transfer any Warrant or any Warrant Shares without the consent of the Company except to (i) any of its affiliates; (ii) any Lender as defined in that certain Multicurrency Credit Agreement among the Company and certain of its subsidiaries, Bank of America and certain related entities and the financial institutions parties thereto; or (ii) any party to the Stockholders Agreement. No transfer of a Warrant shall be effective unless and until registered on the books of the Company maintained for such purpose, and the Company may treat the registered holder as the absolute owner of a Warrant for all purposes and the Person entitled to exercise the rights represented thereby. The Company agrees to register all requested transfers upon notice from the Holder pursuant to
Section 1(b), provided such transfer is made in compliance with all applicable federal and state securities laws. Any transferee of a Warrant, by its acceptance thereof, agrees to be bound by all of the terms and conditions of such Warrant and the terms of this Agreement.

      (b) Notice of Proposed Transfer. Prior to any proposed transfer of any Warrant or Warrant Shares, the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer, whereupon the holder of such Warrant or Warrant Share may transfer such Warrant or Warrant Share in accordance with the terms of its notice. Each certificate representing the Warrant or Warrant Share transferred as above provided shall bear the legend set forth in Section 2, unless (i) such transfer is to the public in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the Warrantholder delivers to the Company an opinion of counsel to the effect that the transferee and any subsequent transferee (other than an Affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

      The foregoing restrictions on transferability of any Warrant or Warrant Shares shall terminate as to any particular Warrant or Warrant Share when such Warrant or Warrant Share (i) has been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement concerning such shares or (ii) has been sold to the public in accordance with Rule 144 (or any other rule permitting public sale without registration under the Securities Act). Whenever a Holder is able to demonstrate to the Company (and its counsel) that the provisions of Rule 144(k) of the Securities Act are available to such Holder without limitation, such Holder shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 2.

      Any shares of Common Stock represented by a certificate that does not bear the legend set forth in Section 2 or any similar legend shall cease to be a Warrant Share for all purposes of this Agreement.

      Section 2. Investment Representation and Legend. A Holder, by acceptance of a Warrant, represents and warrants to the Company that it is acquiring such Warrant and the shares of Common Stock (or other securities) issuable upon the exercise thereof for investment purposes only and not with a view towards the resale or other distribution thereof and agrees that the Company may affix upon such Warrant the following legend:

            "Neither this Warrant nor the shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended; nor under applicable state securities laws and may not be sold, transferred or otherwise disposed of unless it has been registered under such laws or an exemption from registration is available. This Warrant and the shares issuable upon the exercise of this Warrant are also subject to the additional restrictions on transfer set forth in the Warrant Agreement dated as of August 31, 1995, copies of which may be obtained upon request from Manufacturers' Services Limited and any successor thereto."

A Holder, by acceptance of a Warrant, further agrees that the Company may affix the following legend to certificates for shares of Common Stock issued upon exercise of such Warrant:

            "These securities have not been registered under the Securities Act of 1933, as amended, nor under applicable state securities laws and may not be sold, transferred or otherwise disposed of unless they have been registered under such laws or an exemption from registration is available. These securities are also subject to the additional restrictions on transfer set forth in the Warrant Agreement dated as of August 31, 1995, copies of which may be obtained upon request from Manufacturers' Services Limited and any successor thereto."

Notwithstanding the foregoing, the Company understands that Bank of America may transfer a portion of the Warrant to other Lenders in connection with the syndication of the credit facility pursuant to the Credit Agreement, subject to applicable securities laws.

      Section 3. Lost, Stolen, Mutilated or Destroyed Warrant. If a Warrant or certificate representing Warrant Shares is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant or certificate representing Warrant Shares, include the surrender thereof), issue a new Warrant or certificate representing Warrant Shares of like denomination and tenor as the Warrant or certificate so lost, stolen, mutilated or destroyed. Any such new Warrant or certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant or certificate shall be at any time enforceable by anyone.

      Section 4. Representations and Warranties of the Company.

      (a) The Company represents that the rights granted to Holders hereunder and in the Warrants do not conflict with the Certificate of Incorporation or By-laws of the Company or any agreement to which the Company is a party or by which its assets are bound. The Company shall not, by amendment of its Certificate of Incorporation or By-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue, sale, grant or assumption of securities or any voluntary action, avoid or seek to avoid the observance or performance of the terms of this Agreement or any Warrant, but shall in good faith assist in the carrying out of such terms and in the taking of such action as may reasonably be necessary in order to implement same.

      (b) The Company represents and warrants that attached as Exhibit B hereto is a true, complete and accurate description of the capitalization of the Company as of the date hereof.

      Section 5. Registration Rights.

      (a) Each Holder shall be entitled to incidental registration rights with respect to the Warrant Shares as are set forth in Section 5.2 of the Stockholders Agreement as though it were a DLJ Entity and the Warrant Shares of such Holder requested to be included in such registration shall be treated as if such Warrant Shares were Benchmark Shares (as defined in the Stockholders Agreement); provided that no such rights shall be available in any Initial Public Offering (as defined in the Stockholders' Agreement) unless any DLJ Entity shall be exercising its rights to incidental registration in accordance with such Section 5.2. To the extent any Warrant Shares are treated as if they were Benchmark Shares, a corresponding number of shares held by DLJ Entities shall be deemed not to be Benchmark Shares for purposes of the Stockholders' Agreement.

      (b) If a Holder elects to sell Warrant Shares pursuant to paragraph (a) above, such Holder shall be considered to be a Stockholder and a DLJ Entity, as the case may be, for all relevant purposes of Sections 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10 of the Stockholders Agreement, except that such Holder shall not have the right (i) to select underwriters pursuant to Section 5.4(f) and (ii) to select legal counsel pursuant to Section 5.7. The rights granted under this Section 5(b) are subject to the terms and conditions contained in the Stockholders Agreement and only apply to Warrant Shares which are Registrable Stock at the time a Holder requests that such Warrant Shares be registered.

      (c) Limitations on Registration of Issues of Securities. From and after the date of this Agreement, the Company shall not, without the prior written consent of Majority Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Holders hereunder.

      Section 6. Certain Transfer Rights.

      (a) Right to Participate in Certain Transfers. If any of the DLJ Entities (the "Selling DLJ Entity") proposes to sell (the "Proposed Sale") in one or more series of related transactions shares of Common Stock to a Third Party (as defined in the Stockholders Agreement), the Selling DLJ Entity shall provide written notice (the "Sale Notice") of such proposed sale to the Holders; provided that none of the rights described in this Section 6(a) shall apply (i) to transfers to Permitted Transferees (as defined in the Stockholders Agreement) of such DLJ Entity or Entities or (ii) to transfers pursuant to a Public Offering (as defined in the Stockholders Agreement) or Rule 144. The Sale Notice shall identify the number of shares of Common Stock subject to the Proposed Sale, the proposed consideration per share for which the Proposed Sale (the "Sale Price") is to be made and all other material terms and conditions thereof. Each Holder, as to Warrant Shares held by it, shall have the option, exercisable by irrevocable written notice to the Selling DLJ Entity within 15 days after receipt of the Sale Notice (the "Sale Period"), to participate in the Proposed Sale for a number of Warrant Shares held by such Holder equal to such Holder's Pro Rata Portion (as defined below) (the "Participating Shares"); provided that if the aggregate number of shares of Common Stock (including the Warrant Shares to be sold by the Selling DLJ Entity and the Holders in such Proposed Sale exceeds the number of shares that such Third Party is willing to purchase (the "Purchase Shares"), then the number of shares of Common Stock to be sold by the Selling DLJ Entity shall be an amount equal to the Purchase Shares reduced by the number of Warrant Shares to be sold by the participating Holders. "Pro Rata Portion" means, with respect to each Holder at the time of the Proposed Sale, the number (rounded up to the nearest whole number) of Warrant Shares owned by such Holder equal to (i) the number of shares of Common Stock subject to the Proposed Sale identified in the Sale Notice divided by 25 multiplied by (ii) a fraction the numerator of which is the number of Warrant Shares owned by such Holder and the denominator of which is the aggregate number of Warrant Shares outstanding. Each participating Holder shall deliver to the Selling DLJ Entity the certificate or certificates representing the Participating Shares of such Holder, together with a limited power-of-attorney authorizing the Selling DLJ Entity to transfer such shares pursuant to the terms and conditions set forth in the Sale Notice. Delivery of the certificate or certificates representing the Participating Shares to be transferred and the limited power-of-attorney authorizing the Selling DLJ Entity to transfer such shares shall constitute an irrevocable acceptance of the Proposed Sale by the Holder.

      (b) If a Holder elects to sell Warrant Shares pursuant to paragraph (a) above, such Holder shall be considered to be an Other Stockholder for all relevant purposes of Sections 4.1(b), (c), (d), (e) and (f) of the Stockholders Agreement and, for purposes thereof, the Selling DLJ Entity shall be considered to be the "Section 4.1 Seller", the Proposed Sale shall be considered to be the "Section 4.1 Sale"), the Sale Notice shall be considered to be the "Section 4.1 Notice", the Sale Price shall be considered to be the "Section 4.1 Sale Price" and the Sale Period shall be considered to be the "Section 4.1 Notice Period." The rights granted under this Section 6(b) are subject to the terms and conditions contained in the Stockholders Agreement.

      (c) Notwithstanding anything herein or in the Stockholders Agreement to the contrary, in connection with its participation in any sale by a Selling DLJ Entity, each Holder shall comply with all of the terms and conditions with which DLJ must comply in such transaction, including, but not limited to, any representations and warranties as to title to the Warrants (or Warrant Shares) being transferred and any indemnities granted to the prospective purchaser; provided, however, that any such Holder shall not be required to make any representation or warranty to any third party other than (a) a representation and warranty to the effect that, at the closing of the purchase and sale, the Holder will have title to the subject

Warrants (or Warrant Shares) free and clear of all liens, and (b) customary, nonoperational representations and warranties not pertaining to the financial condition or operations of MSL or its affiliates (such as those relating to the Holder's authority to enter into the transaction) and that no Holder shall be required to indemnify any purchaser other than for any breach of its own representations and warranties.

      (d) Right to Compel Participation in Certain Transfers. Each Holder hereby agrees to be bound by the provisions of Section 4.2 of the Stockholders Agreement as if it were an Other Stockholder.

      Section 7. Certain Agreements. Each Holder agrees to be bound by this Agreement and by Section 4.1 (other than Section 4.1(a)) and Article V (other than Section 5.1) of the Stockholders Agreement (the "Applicable Provisions") as if it were a Stockholder, Other Stockholder and a DLJ Entity, as the context so requires (except as otherwise specifically provided for in this Agreement). The rights and obligations of a Holder under Sections 5 and 6 hereof may be transferred to any other Person in connection with a transfer of the Warrant Shares by a Holder (other than a transfer which results in the Warrant Shares ceasing to be Registrable Stock), provided that the Company is given written notice at the time of or within a reasonable time after such transfer of the name and address of the transferee. Each Holder shall cause any transferee (other than a transferee in a transfer which results in the Warrant Shares transferred ceasing to be Registrable Stock) of the Warrant Shares to execute an Agreement, in form and substance satisfactory to the Company and DLJ Entities, agreeing to be bound by this Agreement and the Applicable Provisions.

      Section 8. Financial Statements, Reports, Etc.

      (a) Until such time as the Company becomes subject to the periodic reporting provisions of the Exchange Act, so long as any Holder shall hold Warrants or Warrant Shares, as the case may be, the Company shall furnish to such Holder:

            (i) within 100 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its subsidiaries for the fiscal year then ended, together with supporting notes thereto, certified in accordance with generally accepted accounting principles, without qualification as to scope of audit, by Price Waterhouse or another firm of independent public accountants of recognized national standing selected by the Company and reasonably acceptable to the Holder,

            (ii) within 45 days after the end of each fiscal quarter (other than the last quarter in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statement of income, unaudited but certified by the principal financial officer of the Company, such balance sheets to be as of the end of such quarter and such statements of income to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case subject to normal year-end adjustments and without supporting notes;

            (iii) prompt notice of (x) any event of default under any agreement with respect to material indebtedness for borrowed money or a material purchase money obligation, and any event which, upon notice or lapse of time or both, would constitute such an event of default which would permit the holder of such indebtedness or obligation to accelerate the maturity thereof, and (y) any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency which, if adversely determined, would materially impair the right of the Company or any of its subsidiaries to carry on its business substantially as now or then conducted, or materially affect the business, operations, properties, assets or financial condition of the Company and its subsidiaries taken as a whole; and

            (iv) promptly, from time to time, such other information regarding the operations, business, affairs and financial condition of the Company or any subsidiary as the Holder may reasonably request.

      (b) At such time as the Company becomes subject to the periodic reporting provisions of the Exchange Act, the Company shall provide each Holder promptly upon filing, copies of all final or effective registration statements, prospectuses, periodic reports and other documents filed by the Company or any of its subsidiaries with the Commission.

      Section 9. Notice of Certain Actions. In the event that at any time:

            (a) the Company shall authorize the issuance to all holders of its Common Stock of any shares of capital stock of the Company convertible into Common Stock; or

            (b) the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets; or

            (c) the Company shall authorize any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock) or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required (other than a consolidation of merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the Common Stock outstanding), or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety; or

            (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be mailed by certified mail to each Holder, at least 20 days prior to the applicable record or effective date hereinafter specified, a notice describing such issuance, distribution, reorganization, reclassification, consolidation, conveyance, transfer, dissolution, liquidation, or winding-up and stating (i) the date as of which the holders of Common Stock or record entitled to receive any such convertible securities or distributions are to be determined or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

      Section 10. Notices. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be transmitted by telex or telecopy, sent by national overnight courier service or sent by certified or registered mail, postage prepaid and addressed, if to a Holder, to such Holder's address shown on the records of the Company or at such other address as shall have been furnished to the Company by notice from such Holder and, if to the Company, addressed to the Company at its principal executive offices, Attention: President; or at such other address as shall have been furnished to the Holder by notice from the Company and otherwise pursuant to the provisions of Section 12.02 of the Credit Agreement.

      Section 11. Certain Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

            "Affiliate" of any particular person or entity means any other person or entity controlling, controlled by or under common control with such particular person or entity.

            "Credit Agreement" shall mean that certain Multi-currency Credit Agreement dated as of August 31, 1995 among the Company, Manufacturers' Services Limited - Roseville, Inc., a Minnesota corporation, MSL SPV Spain, a special purpose Delaware corporation, MSL SPV Ireland, a special purpose Delaware corporation, Bank of America (in its role as Agent, Collateral Agent and Issuing Bank), Bank of America International Limited, as Sub-Agent and the Lenders (as defined therein).

            "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "Holder" means a holder of a Warrant or Warrant Shares.

            "Lenders" shall have the meaning given in the Credit Agreement.

            "Majority Holders" means Bank of America for so long as it is the largest Holder of Warrants based upon the number of shares of Common Stock into which such Warrants are exercisable or have been exercised for) and Warrant Shares or, if Bank of America is no longer the largest Holder of Warrants (based upon the number of shares of Common Stock into which such Warrants are exercisable or have been exercised for), and Warrant Shares Holders holding a majority of the aggregate Warrants (based upon the number of shares of Common Stock into which such Warrants are exercisable or have been exercised for) and Warrant Shares.

            "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

            "Securities Act" means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

            "Value" means, in respect of any share of Common Stock or Warrant on any date herein specified:

            (a) in case there is a public market for Common Stock, the average closing price for any such shares on the largest exchange on which such shares are traded (or if not traded on an exchange, then the average of the closing bid and ask prices quoted over-the-counter) over the ten trading days prior to the date of the determination; and

            (b) in case there is no public market for the Common Stock, the fair salable value of such shares as of the last day of the most recent fiscal month prior to such date specified, as mutually agreed upon by the Company and the Majority Holders. If no agreement is reached by such parties described in the immediately preceding sentence within 10 business days, the determination of Value shall be made by an independent firm of investment bankers of recognized national standing mutually acceptable to the Majority Holders and the Company. The Company shall pay all costs and fees associated with any appraisal of Value.

            If Value is being determined pursuant to clause (b) above, the Value as of any date shall be determined on the basis of the value of the Company as a going concern, based on such valuation criteria as the investment bankers selected pursuant to clause (b) above shall determine. The determination further shall be based on the assumption that immediately prior to such determination all warrants, rights and options to purchase Common Stock or Convertible Securities were exercised and all convertible securities were converted into Common Stock. Such determination shall be made without discounting for minority interest.

            "Warrants" means the Stock Purchase Warrant identified in Paragraph A on the first page of this Agreement and all other Stock Purchase Warrants of like tenor thereto (differing as to date, identity of holder, number of shares purchasable thereunder and other matters resulting from events subsequent to the date of issue of the original Stock Purchase Warrant) issued upon one or more subdivisions, exercises in part, surrenders in part, transfers or replacements of such Stock Purchase Warrant.

      Section 12. Amendment. No provision of this Agreement or the Warrant may be amended or otherwise modified except by an instrument in writing executed by the Company and the DLJ Entities and approved by the Majority Holders. The DLJ Entities and the Company agree not to amend Article IV or Article V of the Stockholders Agreement in a manner adverse to the Holders without the consent of the Majority Holders which consent shall not be unreasonably withheld.

      Section 13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                    MANUFACTURERS' SERVICES LIMITED

                                    By: /s/ [Illegible]
                                       --------------------------------
                                    Title: Asst Treasurer
                                          -----------------------------

                                    BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION

                                    By: /s/ [Illegible]
                                       --------------------------------
                                    Title: Managing Director
                                          -----------------------------

                                    DL MERCHANT BANKING PARNTERS, L.P.

                                    By: DLJ Merchant Banking, Inc.
                                          Managing General Partner

                                    By: /s/ David B. Wilson
                                       --------------------------------
                                    Title: Sr. Vice President
                                          -----------------------------

                                    DLJ INTERNATIONAL PARTNERS, C.V.
                                    By: DLJ Merchant Banking, Inc.
                                        Advisory General Partner

                                    By: /s/ David B. Wilson
                                       --------------------------------
                                    Title: Sr. Vice President
                                          -----------------------------

                                    DLJ OFFSHORE PARTNERS, C.V.

                                    By: DLJ Merchant Banking, Inc.
                                        Advisory General Partner

                                    By: /s/ David B. Wilson
                                       --------------------------------
                                    Title: Sr. Vice President
                                          -----------------------------

                                    DLJ MERCHANT BANKING FUNDING, INC.

                                    By: /s/ David B. Wilson
                                       --------------------------------
                                    Title: Atty in fact
                                          -----------------------------

                                                                       EXHIBIT A

                               [FORM OF WARRANT]

                       NEITHER THIS WARRANT NOR THE SHARES
                 ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE
                BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                AS AMENDED, NOR UNDER APPLICABLE STATE SECURITIES
               LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE
         DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH LAWS OR
                  AN EXEMPTION FROM REGISTRATION IS AVAILABLE.
             THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE
               OF THIS WARRANT ARE ALSO SUBJECT TO THE ADDITIONAL
                RESTRICTIONS ON TRANSFER SET FORTH IN THE WARRANT
                   AGREEMENT DATED AS OF AUGUST 31, 1995 AMONG
              MANUFACTURERS' SERVICES LIMITED AND THE OTHER PARTIES
             LISTED ON THE SIGNATURE PAGES THEREOF, COPIES OF WHICH
                MAY BE OBTAINED UPON REQUEST FROM MANUFACTURERS'
                   SERVICES LIMITED AND ANY SUCCESSOR THERETO.

                                                               August 31, 1995

                             STOCK PURCHASE WARRANT

                           To Purchase Common Stock of

                         MANUFACTURERS' SERVICES LIMITED

                         -------------------------------

      THIS CERTIFIES that, for value received, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Bank of America"), or its registered assigns, is entitled to subscribe for and purchase from Manufacturers' Services Limited, a Delaware corporation, (the "Company"), at the price of $1.00 per share (such price, as from time to time to be adjusted as hereinafter provided, being hereinafter called the "Warrant Price"), at any time or from time to time on or after the date hereof, up to (subject to adjustment as hereinafter provided) 512,030 fully paid and nonassessable shares of Common Stock, $.001 par value ("Common Stock"), of the Company (such shares of Common Stock issued or issuable upon exercise of this Warrant being referred to herein as the "Warrant Shares"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

      Section 1. Exercise of Warrant. This Warrant may be exercised by the holder hereof (the "Warrantholder"), in whole or in part (but not as to a fractional share of Common Stock), by the completion of the subscription form attached hereto and by the surrender of this Warrant (properly endorsed) at the executive office of the Company (or at such other agency or office of the Company in the United States as it may designate by notice in writing to the holder hereof at the address of the holder hereof appearing on the books of the Company), and by payment to the Company of the Warrant Price at the election of such holder (i) in cash or by certified or official bank check payable to the order of the Company, in the aggregate amount of the Warrant Price applicable to the number of Warrant Shares for which this Warrant is being exercised or (ii) if a public market exists for the Company's stock, by receiving from the Company the number of Warrant Shares equal to the number of Warrant Shares otherwise issuable upon such exercise less the number of Warrant Shares having a Value (as hereafter defined) on the date of exercise equal to the Warrant Price applicable to the number of Warrant Shares for which this Warrant is being exercised. In the event or any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the holder, shall be delivered to the holder hereof within a reasonable time, not exceeding ten business days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has been exercised in full, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time. With respect to any such exercise, the holder hereof shall, as between the Company and the holder hereof, for all purposes be deemed to have become the holder of record of the number of shares of Common Stock evidenced by such certificate or certificates from the date on which this Warrant was surrendered and payment of the Warrant Price was made irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall, as between the Company and the holder hereof, be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares shall be issued upon exercise of this Warrant. If any fractional interest in a share of Common Stock would, except for the provisions of this Section 1, be delivered upon any such exercise, the Company, in lieu of delivering the fractional share thereof, shall pay to the holder hereof an amount in cash equal to the Value of such fractional interest.

      Section 2. Adjustment of Number of Shares. Upon each adjustment of the Warrant Price as provided herein except any adjustment pursuant to Sections 3(a), (b), (c) or (f) hereof, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant price resulting from such adjustment. If, in calculating the number of shares as aforesaid, any fraction of a share is rounded off, the portion so rounded off shall be carried over and applied to the next immediately following adjustment of the Warrant Price, if any.

      Section 3. Adjustment of Warrant Price.

      (a) Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced, i.e., the holder shall be entitled to purchase after such subdivision, for the same consideration as applicable prior to such subdivision, the same percentage of outstanding Common Stock that such holder was entitled to purchase prior to such subdivision, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased.

      (b) Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all its assets to another corporation; shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision will be made whereby the holder of this Warrant shall thereafter have the right upon exercise thereof to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of this Warrant such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the Warrantholder at the last address of Warrantholder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

      (c) Adjustment. If at any time the Company shall issue any shares of Common Stock (other than Excluded Stock, as defined in paragraph (g) below) or any shares of a class or series convertible into Common Stock (other than Excluded Stock) or any Rights or Related Rights (as defined below) (collectively with the Common Stock, "Securities") (other than a dividend or other distribution payable in Common Stock or Convertible Securities (as defined below), to which paragraph (e) below applies) for a consideration per share (the consideration in each case to be determined in the manner provided in (v) and
(vi) of paragraph (d) below) less than the Warrant Price per share of the Common Stock in effect immediately prior to the issuance of such Securities, the Warrant Price in effect immediately prior to each such issuance shall forthwith be adjusted to a Warrant Price (i) equal to such lesser amount per share if such issuance occurs prior to March 1, 1996 or (ii) if the issuance occurs on or after March 1, 1996, to a price determined by multiplying such Warrant Price in effect immediately prior to the issuance of such Securities by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Securities so issued would purchase at such Warrant Price; and
(B) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of such Securities so issued.

      (d) Adjustment Considerations. For the purpose of any adjustment of the Warrant Price pursuant to paragraph (c) above, the following provisions shall be applicable:

            (i) In the case of the issuance of options or warrants to purchase, or rights to subscribe for, Common Stock other than Excluded Stock (collectively, the "Rights"), the aggregate maximum number of shares of Common Stock deliverable upon exercise of the Rights shall be deemed to have been issued at the time the Rights were issued, for a consideration equal to the consideration (determined in the manner provided in (v) and (vi) below), if any, received by the Company upon the issuance of the Rights, plus the minimum purchase price provided in the Rights for the Common Stock covered thereby; provided, that such shares of Common Stock deliverable upon the exercise of the Rights shall not be deemed to have been issued unless such consideration per share would be less than the Warrant Price on the date of and immediately prior to such issuance.

            (ii) In the case of the issuance of securities by their terms convertible into or exchangeable for Common Stock other than Excluded Stock (collectively, the "Convertible Securities"), or options or warrants to purchase, or rights to subscribe for, securities by their terms convertible into or exchangeable for Common Stock other than Excluded Stock (collectively, the "Related Rights") the aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise of any Convertible Securities or Related Rights shall be deemed to have been issued at the time the Convertible Securities or the Related Rights were issued and for a consideration equal to the consideration received by the Company upon the issuance of the Convertible Securities or the Related Rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion, exchange or exercise of the Convertible Securities or Related Rights (the consideration in each case to be determined in the manner provided in (v) and (vi) below); provided, that such shares of Common Stock deliverable upon such conversion, exchange or exercise of the Convertible Securities or Related Rights shall not be deemed to have been issued unless such consideration per share would be less than the Warrant Price on the date of and immediately prior to such issuance.

            (iii) On any change in the number of shares of Common Stock deliverable upon the exercise of the Rights or Related Rights or upon the conversion, exchange or exercise of the Convertible Securities or on any change in the minimum purchase price of the Rights, Related Rights or Convertible Securities other than a change resulting from the antidilution provisions of the Rights, Related Rights or Convertible Securities, the Warrant Price shall forthwith be readjusted to such Warrant Price as would have been obtained had the adjustment made upon the issuance of such Rights, Related Rights or Convertible Securities not converted, exchanged or exercised prior to such change, been made upon the basis of such change.

            (iv) On the expiration of any of the Rights, Related Rights or Convertible securities, the Warrant Price shall forthwith be readjusted to such Warrant Price as would have been obtained had the adjustment made upon the issuance of such Rights or Related Rights or the issuance of any such Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Rights or Related Rights or the conversion, exchange or exercise of any such Convertible Securities.

            (v) In the case of the issuance of Securities for cash, the consideration shall be deemed to be the amount of cash paid therefor.

            (vi) In the case of the issuance of Securities for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Company.

      (e) Dividend, Other Distribution, Subdivision or Combinations. If the Company declares a dividend or other distribution payable in Common Stock or Convertible Securities, then the Warrant Price in effect immediately prior to such dividend or other distribution, shall forthwith be adjusted to that price determined by multiplying the Warrant Price by a fraction (x) the numerator of which shall be the total number of outstanding shares of Common Stock immediately prior to such dividend, other distribution, subdivision or combination and (y) the denominator of which shall be the total number of outstanding shares of Common Stock (including the number of shares of Common Stock into which such newly issued Convertible Securities may be convertible) immediately after such dividend, other distribution, subdivision or combination.

      (f) Effect of Distributions In Kind. If the Corporation shall distribute to the holders of its Common Stock shares of its capital stock (other than Securities), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options, warrants or rights (excluding Rights or Related Rights), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution, the Warrant Price in effect thereafter shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction (A) the numerator of which shall be an amount equal to the remainder of (x) the Value immediately prior to such record date of one share of Common Stock less (y) the Value (as determined in good faith by the Corporation's Board of Directors) of the stock, securities, evidences of indebtedness, assets, options, warrants or rights so distributed in respect of one share of common Stock, as the case may be, and (B) the denominator of which shall be the Value immediately prior to such record date of one share of Common Stock. Such adjustment shall be made on the date such distribution is made, and shall become effective at the opening of business on the business day following the record date for the determination of stockholders entitled to such distribution.

      (g) Excluded Stock. As used in this Section 3, "Excluded Stock" shall mean shares of Common Stock issuable (i) upon the exercise of options issued by the Company to its present or future employees, officers, directors or Consultants (other than directors or Consultants affiliated with DLJ Merchant Banking Partners, L.P. or an affiliate thereof) to purchase shares of Common Stock in connection with or pursuant to any employee benefit or compensation plan or employment arrangement approved by the Board of Directors, whether currently in existence or created hereafter; or (ii) to any party to the Stockholders Agreement (or any Permitted Transferee, as defined therein) as permitted or contemplated by the terms of Section 2.7(a) of such Agreement as in effect on January 20, 1995 or pursuant to those certain side letters executed on such date by the Company and delivered to Bank of America on or prior to the date hereof; or (iii) in connection with any acquisition of stock or assets by the Company; provided, however, that the number of shares of Common Stock set forth in this Section 3(g) shall be adjusted for any stock dividends, combinations or splits. For purposes of this Section 3(g), "Consultant" shall mean a person providing bona fide services to the Company on a regular and on-going basis.

      (h) Notice of Adjustment. Upon any adjustment of the Warrant Price, then and in each such case the Company shall give written notice thereof, within ten
(10) days of the event causing such adjustment, by first class mail, postage prepaid, addressed to the Warrantholder at the address of such holder as shown on the books of the Company, which notice shall state the Warrant Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon written request of the Warrantholder said calculation shall be verified in writing by the Company's independent auditors.

      (i) Stock to Be Reserved. The Company will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Warrant Price. The Company will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed. The Company will not take any action that results in any adjustment of the Warrant Price if the total number of shares of Common Stock issued and issuable after such action upon exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation (as amended from time to time). The Company has not granted and will not grant any right of first refusal with respect to the Warrant Shares, and there are no preemptive rights associated with the issuance of Warrant Shares.

      (j) Issue Tax. The issuance of certificates for Warrant Shares shall be made without charge to the holder hereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Warrantholder.

      (k) Closing of Books. The Company will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

      (l) Definition of Common Stock. As used herein, the term "Common Stock" shall mean and include all classes of Common Stock, $.001 par Value; of the Company as authorized on September 1, 1995 and also any capital stock of any class of the Company hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that the shares purchasable pursuant to this Warrant shall include only shares designated as Common Stock, $.001 par value, of the Company on September 1, 1995, or shares of any class or classes resulting from any reclassification or reclassifications thereof which are not limited to any such fixed sum or percentage and are not subject to redemption by the Company and in case at any time there shall be more than one such resulting class, the shares of each class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

      (m) Each holder of this Warrant acknowledges that this Warrant and the Common Stock issuable hereunder (the "Warrant Shares") have not been registered under the Securities Act of 1933, as amended (the "Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise in the absence of an effective registration statement under the Act as to this Warrant or such Warrant Shares and registration or qualification of this Warrant or such Warrant Shares under any applicable Blue Sky or state securities law then in effect, or an exemption therefrom. Each certificate or other instrument for Warrant Shares issued upon the exercise of this Warrant shall bear a legend substantially as set forth below.

            "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THESE SECURITIES ARE ALSO SUBJECT TO THE ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN THE WARRANT AGREEMENT DATED AS OF AUGUST 31, 1995, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM MANUFACTURERS' SERVICES LIMITED AND ANY SUCCESSOR THERETO."

      Section 4. No Stockholder Rights or Liabilities. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof shall give rise to any liability of such holder for the Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

      Section 5. Warrant Agreement. This Warrant is issued pursuant to, and is subject to, the terms of the Warrant Agreement dated as of August 31, 1995 between the Company and Bank of America (the "Warrant Agreement").

      Section 6. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement.

      Section 7. Notices. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be given in the manner provided in the Warrant Agreement.

      IN WITNESS WHEREOF, Manufacturers' Services Limited has executed this Warrant on and as of the day and year first above written.

                                    Manufacturers' Services Limited


                                    By:    __________________________________

                                    Title: __________________________________

Attest:

______________________________
       (Signature)

______________________________
       (Print name)

______________________________
       (Title)

                        SUBSCRIPTION FORM TO BE EXECUTED
                          UPON EXERCISE OF THE WARRANT

                                                      Date: ____________________

Manufacturers' Services Limited:

      The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase _____________ shares of Common Stock of Manufacturers' Services Limited covered by such Warrant, and herewith tenders (i) $_____________ or (ii) ________________________ Warrant
Shares, in full payment of the purchase price for such shares.

                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION

                                    By ______________________________________

                                    Title ___________________________________

                                    Address     _____________________________

                                                _____________________________

                                                                       EXHIBIT B

                      TOTAL SHARES OUTSTANDING AND RESERVED

Type of Stock                             No. of Shares
-------------                             -------------

Preferred Stock                               None

Common Stock                              20,850,000(1)

Options(2)                                    None

--------------------
(1) Excludes 30,000,000 shares to be issued to DLJ Merchant Banking Partners, L.P. and affiliates on September 1, 1995 and 353,000 shares to be issued to the Trustee of Omnitron Limited shareholders.

(2) It is contemplated that MSL will adopt a management stock option plan that will provide for options to purchase a total of 8,500,000 shares of common stock to be granted to management of the Company at exercise prices ranging from $1.00 to $5.00 per share. 6,000,000 of such options will have vesting schedules based on the Company's achieving certain financial performance thresholds.

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that DLJ Merchant Banking Funding, Inc., a Delaware Corporation, hereby constitutes and appoints DAVID WILSON as its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for it and in its name, place and stead, in any and all capacities, to sign any and all documents in connection with the closing of the closing of the financing of MANUFACTURERS' SERVICES LIMITED, a Delaware Corporation, to be held on September 1, 1995, or any adjournment thereof, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as it might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This appointment shall expire thirty days from the date hereof.

Dated: August 30, 1995

                                      DLJ MERCHANT BANKING FUNDING, INC.

                                      By: /s/ Ivy Dodes
                                          --------------------------------
                                          Ivy Dodes
                                          Vice President

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that DLJ Merchant Banking Partners, L.P., a Delaware Partnership, hereby constitutes and appoints DAVID WILSON as its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for it and in its name, place and stead, in any and all capacities, to sign any and all documents in connection with the closing of the closing of the financing of MANUFACTURERS' SERVICES LIMITED, a Delaware Corporation, to be held on September 1, 1995, or any adjournment thereof, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as it might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This appointment shall expire thirty days from the date hereof.

Dated: August 30, 1995

                                      DLJ MERCHANT BANKING PARTNERS, L.P.

                                      By: DLJ MERCHANT BANKING, INC.

                                      By: /s/ Ivy Dodes
                                          --------------------------------
                                          Ivy Dodes
                                          Vice President

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that DLJ International Partners, C.V., a Netherlands Antilles Limited Partnership, hereby constitutes and appoints DAVID WILSON as its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for it and in its name, place and stead, in any and all capacities, to sign any and all documents in connection with the closing of the financing of MANUFACTURERS' SERVICES LIMITED, a Delaware Corporation, to be held on September 1, 1995 or an adjournment thereof, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as it might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This appointment shall expire thirty days from the date hereof.

Dated: August 30, 1995

                                      DLJ INTERNATIONAL PARTNERS, C.V.

                                      By: DLJ MERCHANT BANKING, INC.

                                      By: /s/ Ivy Dodes
                                          --------------------------------
                                          Ivy Dodes
                                          Vice President

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that DLJ Offshore Partners, CV., a Netherlands Antilles Limited Partnership, hereby constitutes and appoints DAVID WILSON as its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for it and in its name, place and stead, in any and all capacities, to sign any and all documents in connection with the closing of the financing of MANUFACTURERS' SERVICES LIMITED, a Delaware Corporation, to be held on September 1, 1995 or an adjournment thereof, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as it might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This appointment shall expire thirty days from the date hereof.

Dated: August 30, 1995

                                      DLJ OFFSHORE PARTNERS, C.V.

                                      By: DLJ MERCHANT BANKING, INC.

                                      By: /s/ Ivy Dodes
                                          --------------------------------
                                          Ivy Dodes
                                          Vice President

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that DLJ Merchant Banking Partners, LP., a Delaware Partnership, hereby constitutes and appoints DAVID WILSON as its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for it and in its name, place and stead, in any and all capacities, to sign any and all documents relating to the current financing of MANUFACTURERS' SERVICES LIMITED, a Delaware Corporation, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as it might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: August 30, 1995

                                      DLJ MERCHANT BANKING PARTNERS, L.P.

                                      By: DLJ MERCHANT BANKING, INC.

                                      By: /s/ Ivy Dodes
                                          --------------------------------